EXHIBIT 99.1

Two River Bancorp Reports Record 2018 First Quarter Financial Results Highlighted by a 48.5% Increase in Net Income and EPS of $0.31

Company Declares Quarterly Cash Dividend of $0.045 per share

TINTON FALLS, N.J., April 19, 2018 (GLOBE NEWSWIRE) -- Two River Bancorp (Nasdaq:TRCB) (the "Company"), the parent company of Two River Community Bank (the "Bank"), today reported financial results for the first quarter ended March 31, 2018, highlighted by record first quarter net income and earnings per diluted share driven by 10.1% annualized loan growth and continued solid asset quality.

2018 First Quarter Financial Highlights
(comparisons to respective prior year’s period)

  Net income increased 48.5% to $2.68 million
  Earnings per diluted share (EPS) increased 47.6% to $0.31
  Return on average assets of 1.04%, up from 0.76%
  Return on average equity of 10.08%, up from 7.18%
  Net interest margin improved 18 basis points to 3.63%
  Net interest income increased 15.3% to $8.80 million
  Non-interest income increased 16.4% to $1.31 million

(Totals at March 31, 2018; comparisons to December 31, 2017)

  Total loans were $872.3 million, an increase of $21.5 million, or 10.1% annualized
  Total deposits were $870.9 million, an increase of $9.3 million, or 4.3% annualized
  Total assets increased to a record $1.042 billion, compared to $1.040 billion
  Tangible book value per share(1) increased to $10.66, compared to $10.44

Management Commentary
William D. Moss, President and CEO, stated, “We achieved record bottom line results and solid improvement in all key performance metrics during the first quarter. Total loan growth increased by over 10% annualized, despite the sale of a $5.0 million pool of portfolio residential adjustable rate mortgages. The growth in our commercial loan sector originated from a wide range of office, industrial, and residential lending sources without any significant product concentration. On an annualized basis, C&I and construction lending grew over 20% in the first quarter, driven by local relationships and subsequent referrals in our markets. The first quarter volume of loan closings and sizable pipeline will continue to support our performance for the balance of the year.”

Dividend Information
On April 18, 2018, the Company's Board of Directors declared a regular quarterly cash dividend of $0.045 per share, payable May 30, 2018 to shareholders of record as of May 11, 2018, which marks the 21st consecutive quarterly cash dividend paid by the Company to its shareholders.

(1)    Non-GAAP Financial Information. See “Reconciliation of Non-GAAP Financial Measures” at end of release.

Key Quarterly Performance Metrics

	1st Qtr.	4th Qtr.	3rd Qtr.	2nd Qtr.	1st Qtr.
	2018	2017	2017	2017	2017
Net Income (in thousands)	$2,676	$335	$2,237	$2,128	$1,802
Earnings per Common Share – Diluted	$0.31	$0.04	$0.26	$0.25	$0.21
Return on Average Assets	1.04%	0.13%	0.89%	0.87%	0.76%
Return on Average Tangible Assets(1)	1.06%	0.13%	0.91%	0.88%	0.77%
Return on Average Equity	10.08%	1.24%	8.39%	8.26%	7.18%
Return on Average Tangible Equity(1)	12.12%	1.49%	10.13%	10.01%	8.74%
Net Interest Margin	3.63%	3.56%	3.62%	3.49%	3.45%
Non-Performing Assets to Total Assets	0.19%	0.20%	0.23%	0.32%	0.18%
Allowance as a % of Loans	1.26%	1.25%	1.25%	1.25%	1.25%

(1)    Non-GAAP Financial Information. See “Reconciliation of Non-GAAP Financial Measures” at end of release.

Loan Composition
The components of the Company’s loan portfolio at March 31, 2018 and December 31, 2017 are as follows:

	(In Thousands)
	March 31, 2018	December 31, 2017
Commercial and industrial	$106,758	$101,371
Real estate – construction	124,828	118,094
Real estate – commercial	545,728	537,733
Real estate – residential	65,035	64,238
Consumer	30,748	30,203
Unearned fees	(770)	(765)
	872,327	850,874
Allowance for loan losses	(10,962)	(10,668)
Net Loans	$861,365	$840,206

Deposit Composition
The components of the Company’s deposits at March 31, 2018 and December 31, 2017 are as follows:

	(In Thousands)
	March 31, 2018	December 31, 2017
Non-interest bearing	$158,775	$167,297
NOW accounts	217,083	232,673
Savings deposits	257,711	242,448
Money market deposits	56,367	59,818
Listed service CD’s	45,688	44,436
Time deposits / IRA	82,230	74,183
Wholesale deposits	53,050	40,702
Total Deposits	$870,904	$861,557

2018 First Quarter Financial Review

Net Income
Net income for the three months ended March 31, 2018 was $2.68 million, or $0.31 per diluted common share, compared to $1.80 million, or $0.21 per diluted common share, for the same period last year, an increase of 48.5%. The increase was due primarily to higher net interest income and non-interest income, coupled with a $90,000 tax benefit related to the accounting treatment of equity-based compensation, along with a lower corporate tax rate.

Net Interest Income
Net interest income for the quarter ended March 31, 2018 was $8.80 million, an increase of 15.3% compared to $7.63 million in the corresponding prior year period. This was largely due to an increase of $87.9 million, or 9.8%, in average interest earning assets, primarily driven from growth in the Company’s loan portfolio.

Net Interest Margin
The Company reported a net interest margin of 3.63% for the first quarter of 2018, compared to the 3.56% reported in the fourth quarter of 2017 and 3.45% reported in the first quarter of 2017. The net interest margin improvement of 7 basis points from the fourth quarter of 2017 was primarily the result of higher yielding interest-earning assets.

Non-Interest Income
Non-interest income for the quarter ended March 31, 2018 totaled $1.31 million, an increase of $185,000, or 16.4%, compared to the same period in 2017. This was largely the result of a $214,000, or 182.9%, increase in gains on the sale of SBA loans. For the first quarter of 2018, mortgage banking revenue was $338,000, which included a $100,000 gain from the sale of a pool of residential adjustable rate mortgages, compared to $426,000 in the corresponding period in 2017, which included a $91,000 gain from the sale of a pool of residential adjustable rate mortgages. The Company experienced a slowdown in residential lending activity partially due to a prolonged winter that led to a late start to the spring housing market, coupled with tighter competition for purchase transactions.

Non-Interest Expense
Non-interest expense for the quarter ended March 31, 2018 totaled $6.23 million, an increase of $450,000, or 7.8%, compared to the same period in 2017, mainly due to higher salaries and benefits resulting from annual merit increases, along with new hires within the lending and deposit teams.

Provision / Allowance for Loan Losses
During the quarter, the Company reported a $400,000 provision for loan losses, compared to $225,000 in the prior year period. The increase was largely due to the strong loan growth during the period. The Company had $106,000 in net loan charge-offs during the quarter, compared to $223,000 of net loan charge offs in the same period last year.

As of March 31, 2018, the Company's allowance for loan losses was $10.96 million, compared to $10.67 million at December 31, 2017. The loss allowance as a percentage of total loans was 1.26% at March 31, 2018, compared to 1.25% at December 31, 2017.

Financial Condition / Balance Sheet
At March 31, 2018, the Company maintained capital ratios that were in excess of regulatory standards for well-capitalized institutions. The Company's Tier 1 capital to average assets ratio was 8.88%, common equity Tier 1 to risk weighted assets ratio was 9.73%, Tier 1 capital to risk weighted assets ratio was 9.73%, and total capital to risk weighted assets ratio was 11.96%.

Total assets as of March 31, 2018 were $1.042 billion, compared to $1.040 billion at December 31, 2017 and $967.1 million at March 31, 2017.

Total loans as of March 31, 2018 grew to $872.3 million, compared to $850.9 million reported at December 31, 2017 and $762.7 million at March 31, 2017. This loan growth was funded primarily by a combination of deposit growth and excess cash on hand.

Total deposits as of March 31, 2018 grew to $870.9 million, compared to $861.6 million as of December 31, 2017 and $799.7 million at March 31, 2017. Core checking deposits at March 31, 2018 were $375.9 million, compared to $400.0 million at December 31, 2017 and $344.5 million at March 31, 2017. The Company continues to focus on building core checking account deposit relationships, which can vary from quarter to quarter due to seasonality in municipal relationships.

Asset Quality
The Company's non-performing assets at March 31, 2018 were $1.97 million, compared to $2.07 million at December 31, 2017 and $1.77 million at March 31, 2017. Non-performing assets to total assets at March 31, 2018 were 0.19%, compared to 0.20% at December 31, 2017 and 0.18% at March 31, 2017.

Non-accrual loans were $1.97 million at March 31, 2018, compared to $2.07 million at December 31, 2017 and $1.77 million at March 31, 2017. There was no OREO at both March 31, 2018 and December 31, 2017, compared to $259,000 at March 31, 2017.

Troubled debt restructured loan balances amounted to $6.84 million at March 31, 2018, with all but $878,000 performing. This compared to $7.05 million at December 31, 2017 and $8.16 million at March 31, 2017.

About the Company
Two River Bancorp is the holding company for Two River Community Bank, which is headquartered in Tinton Falls, New Jersey. Two River Community Bank operates 14 branches along with two loan production offices throughout Monmouth, Middlesex, Union, and Ocean Counties, New Jersey. More information about Two River Community Bank and Two River Bancorp is available at www.tworiverbank.com.

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's confidence and strategies and management's current views and expectations about new and existing programs and products, relationships, opportunities, technology and market conditions. These statements may be identified by such forward-looking terminology as "continue," "expect," "look," "believe," "anticipate," "may," "will," "should," "projects," "strategy," or similar statements. Actual results may differ materially from such forward-looking statements, and no reliance should be placed on any forward-looking statement. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, unanticipated changes in the financial markets and the direction of interest rates; volatility in earnings due to certain financial assets and liabilities held at fair value; competition levels; loan and investment prepayments differing from our assumptions; insufficient allowance for credit losses; a higher level of loan charge-offs and delinquencies than anticipated; material adverse changes in our operations or earnings; a decline in the economy in our market areas; changes in relationships with major customers; changes in effective income tax rates; higher or lower cash flow levels than anticipated; inability to hire or retain qualified employees; a decline in the levels of deposits or loss of alternate funding sources; a decrease in loan origination volume or an inability to close loans currently in the pipeline; changes in laws and regulations; adoption, interpretation and implementation of accounting pronouncements; operational risks, including the risk of fraud by employees, customers or outsiders; and the inability to successfully implement or expand new lines of business or new products and services. For a list of other factors which would affect our results, see the Company's filings with the Securities and Exchange Commission, including those risk factors identified in the "Risk Factor" section and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2017. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company assumes no obligation for updating any such forward-looking statements at any time, except as required by law.

Investor Contact:
Adam Prior, Senior Vice President
The Equity Group Inc.
Phone: (212) 836-9606
Email: aprior@equityny.com

Media Contact:
Adam Cadmus, Marketing Director
Two River Community Bank
Phone: (732) 982-2167
Email: acadmus@tworiverbank.com

TWO RIVER BANCORP
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
For the Three Months Ended March 31, 2018 and 2017
     (in thousands, except per share data)

	Three Months Ended March 31,
	2018	2017
Interest Income:
Loans, including fees	$9,821	$8,403
Securities:
Taxable	297	233
Tax-exempt	282	285
Interest-bearing deposits	67	72
Total Interest Income	10,467	8,993
Interest Expense:
Deposits	1,358	1,038
Securities sold under agreements to repurchase	14	15
Federal Home Loan Bank (“FHLB”) and other borrowings	130	145
Subordinated debt	165	165
Total Interest Expense	1,667	1,363
Net Interest Income	8,800	7,630
Provision for Loan Losses	400	225
Net Interest Income after Provision for Loan Losses	8,400	7,405
Non-Interest Income:
Service fees on deposit accounts	238	150
Mortgage banking	338	426
Other loan fees	111	92
Earnings from investment in bank owned life insurance	130	136
Gain on sale of SBA loans	331	117
Other income	162	204
Total Non-Interest Income	1,310	1,125
Non-Interest Expenses:
Salaries and employee benefits	3,885	3,453
Occupancy and equipment	1,090	1,054
Professional	340	341
Insurance	57	48
FDIC insurance and assessments	123	123
Advertising	60	110
Data processing	152	130
Outside service fees	81	103
OREO expenses, impairment and sales, net	(1)	(3)
Loan workout expenses	51	27
Other operating	389	391
Total Non-Interest Expenses	6,227	5,777
Income before Income Taxes	3,483	2,753
Income Tax Expense	807	951
Net Income	$2,676	$1,802
Earnings Per Common Share:
Basic	$0.32	$0.22
Diluted	$0.31	$0.21
Weighted average common shares outstanding:
Basic	8,447	8,341
Diluted	8,675	8,618

TWO RIVER BANCORP
CONSOLIDATED BALANCE SHEETS (Unaudited)
(in thousands, except share data)

	March 31,	December 31,
	2018	2017
ASSETS
Cash and due from banks	$13,452	$29,575
Interest-bearing deposits in bank	15,143	18,644
Cash and cash equivalents	28,595	48,219

Securities available for sale	32,835	31,132
Securities held to maturity	57,819	58,002
Restricted investments, at cost	5,597	5,430
Loans held for sale	1,834	2,581
Loans	872,327	850,874
Allowance for loan losses	(10,962)	(10,668)
Net loans	861,365	840,206

Bank owned life insurance	21,703	21,573
Premises and equipment, net	6,157	6,239
Accrued interest receivable	2,492	2,554
Goodwill	18,109	18,109
Other assets	5,721	5,753

Total Assets	$1,042,227	$1,039,798

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Non-interest-bearing	$158,775	$167,297
Interest-bearing	712,129	694,260
Total Deposits	870,904	861,557

Securities sold under agreements to repurchase	18,472	27,120
FHLB and other borrowings	24,500	25,800
Subordinated debt	9,896	9,888
Accrued interest payable	69	70
Other liabilities	9,406	8,792

Total Liabilities	933,247	933,227

Shareholders’ Equity
Preferred stock, no par value; 6,500,000 shares authorized, no shares issued and outstanding	-	-
Common stock, no par value; 25,000,000 shares authorized;
Issued – 8,836,726 and 8,782,124 at March 31, 2018 and December 31, 2017, respectively
Outstanding – 8,524,632 and 8,470,030 at March 31, 2018 and December 31, 2017, respectively	79,932	79,678
Retained earnings	31,907	29,593
Treasury stock, at cost; 312,094 shares at March 31, 2018 and December 31, 2017, respectively	(2,396)	(2,396)
Accumulated other comprehensive loss	(463)	(304)
Total Shareholders' Equity	108,980	106,571

Total Liabilities and Shareholders’ Equity	$1,042,227	$1,039,798

TWO RIVER BANCORP
Selected Consolidated Financial Data (Unaudited)

Selected Consolidated Earnings Data
(in thousands, except per share data)

	Three Months Ended
	March 31,	December 31,	March 31,
Selected Consolidated Earnings Data:	2018	2017	2017
Total Interest Income	$10,467	$10,074	$8,993
Total Interest Expense	1,667	1,545	1,363
Net Interest Income	8,800	8,529	7,630
Provision for Loan Losses	400	675	225
Net Interest Income after Provision for Loan Losses	8,400	7,854	7,405
Other Non-Interest Income	1,310	1,343	1,125
Other Non-Interest Expenses	6,227	5,919	5,777
Income before Income Taxes	3,483	3,278	2,753
Income Tax Expense	807	2,943	951
Net Income	$2,676	$335	$1,802

Per Common Share Data:
Basic Earnings	$0.32	$0.04	$0.22
Diluted Earnings	$0.31	$0.04	$0.21
Book Value	$12.78	$12.58	$12.21
Tangible Book Value(1)	$10.66	$10.44	$10.05
Average Common Shares Outstanding (in thousands):
Basic	8,447	8,420	8,341
Diluted	8,675	8,673	8,618

(1)  Non-GAAP Financial Information. See “Reconciliation of Non-GAAP Financial Measures” at end of release.

Selected Period End Balances
(in thousands)

	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2018	2017	2017	2017	2017
Total Assets	$1,042,227	$1,039,798	$1,000,245	$983,099	$967,073
Investment Securities and Restricted Stock	96,251	94,564	92,641	92,634	94,850
Total Loans	872,327	850,874	816,078	794,908	762,687
Allowance for Loan Losses	(10,962)	(10,668)	(10,223)	(9,953)	(9,567)
Goodwill and Other Intangible Assets	18,109	18,109	18,109	18,109	18,109
Total Deposits	870,904	861,557	821,872	810,725	799,705
Repurchase Agreements	18,472	27,120	22,576	25,823	21,437
FHLB and Other Borrowings	24,500	25,800	30,300	24,300	24,300
Subordinated Debt	9,896	9,888	9,879	9,871	9,863
Shareholders' Equity	108,980	106,571	106,567	104,524	102,406

Asset Quality Data (by Quarter)
(dollars in thousands)	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2018	2017	2017	2017	2017
Nonaccrual Loans	$1,972	$2,070	$2,345	$2,946	$1,511
OREO	-	-	-	233	259
Total Non-Performing Assets	1,972	2,070	2,345	3,179	1,770

Troubled Debt Restructured Loans:
Performing	5,965	6,053	6,925	6,990	7,754
Non-Performing	878	994	1,129	960	405

Non-Performing Loans to Total Loans	0.23%	0.24%	0.29%	0.37%	0.20%
Non-Performing Assets to Total Assets	0.19%	0.20%	0.23%	0.32%	0.18%
Allowance as a % of Loans	1.26%	1.25%	1.25%	1.25%	1.25%

Capital Ratios
	March 31, 2018				December 31, 2017
	CET 1 Capital to Risk Weighted Assets Ratio	Tier 1 Capital to Average Assets Ratio	Tier 1 Capital to Risk Weighted Assets Ratio	Total Capital to Risk Weighted Assets Ratio	CET 1 Capital to Risk Weighted Assets Ratio	Tier 1 Capital to Average Assets Ratio	Tier 1 Capital to Risk Weighted Assets Ratio	Total Capital to Risk Weighted Assets Ratio

Two River Bancorp	9.73%	8.88%	9.73%	11.96%	9.68%	8.85%	9.68%	11.93%
Two River Community Bank	10.66%	9.74%	10.66%	11.83%	10.66%	9.76%	10.66%	11.82%
"Well capitalized" institution (under prompt corrective action regulations)*	6.50%	5.00%	8.00%	10.00%	6.50%	5.00%	8.00%	10.00%
*Applies to Bank only. For the Company to be “well capitalized,” the Tier 1 Capital to Risk Weighted Assets has to be at least 6.00%.

Consolidated Average Balance Sheets & Yields
With Resultant Interest and Average Rates

	Three Months Ended			Three Months Ended
(dollars in thousands)	March 31, 2018			March 31, 2017
		Interest / Income Expense			Interest / Income Expense
ASSETS	Average Balance		Average Yield / Rate	Average Balance		Average Yield / Rate
Interest-Earning Assets:
Interest-bearing deposits in banks	$18,135	$67	1.50%	$38,263	$72	0.76%
Investment securities	97,625	579	2.37%	96,030	518	2.16%
Loans, net of unearned fees(1) (2)	868,544	9,821	4.59%	762,150	8,403	4.47%

Total Interest-Earning Assets	984,304	10,467	4.31%	896,443	8,993	4.07%

Non-Interest-Earning Assets:
Allowance for loan losses	(10,840)			(9,645)
All other assets	72,889			75,551

Total Assets	$1,046,353			$962,349

LIABILITIES & SHAREHOLDERS' EQUITY
Interest-Bearing Liabilities:
NOW deposits	$236,674	310	0.53%	$191,903	212	0.45%
Savings deposits	248,488	354	0.58%	256,499	327	0.52%
Money market deposits	58,348	25	0.17%	61,668	26	0.17%
Time deposits	168,327	669	1.61%	136,474	473	1.41%
Securities sold under agreements to repurchase	19,636	14	0.29%	19,376	15	0.31%
FHLB and other borrowings	28,217	130	1.87%	24,447	145	2.41%
Subordinated debt	9,893	165	6.67%	9,860	165	6.69%

Total Interest-Bearing Liabilities	769,583	1,667	0.88%	700,227	1,363	0.79%

Non-Interest-Bearing Liabilities:
Demand deposits	160,060			153,185
Other liabilities	9,033			7,185

Total Non-Interest-Bearing Liabilities	169,093			160,370

Shareholders’ Equity	107,677			101,752

Total Liabilities and Shareholders’ Equity	$1,046,353			$962,349

NET INTEREST INCOME		$8,800			$7,630

NET INTEREST SPREAD(3)			3.43%			3.28%

NET INTEREST MARGIN(4)			3.63%			3.45%

(1)  Included in interest income on loans are loan fees.
(2)  Includes non-performing loans.
(3)  The interest rate spread is the difference between the weighted average yield on average interest-earning and the weighted average cost of average interest-bearing liabilities.
(4)  The interest rate margin is calculated by dividing annualized net interest income by average interest-earning assets.

Reconciliation of Non-GAAP Financial Measures

The press release contains certain financial information determined by methods other than in accordance with generally accepted accounting policies in the United States (GAAP). These non-GAAP financial measures are "tangible book value per common share," "return on average tangible assets," and "return on average tangible equity." This non-GAAP disclosure has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. Our management uses these non-GAAP measures in its analysis of our performance because it believes these measures are material and will be used as a measure of our performance by investors.

(in thousands, except per share data)
	As of and for the Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2018	2017	2017	2017	2017
Total shareholders' equity	$108,980	$106,571	$106,567	$104,524	$102,406
Less: goodwill and other tangibles	(18,109)	(18,109)	(18,109)	(18,109)	(18,109)
Tangible common shareholders’ equity	$90,871	$88,462	$88,458	$86,415	$84,297

Common shares outstanding	8,525	8,470	8,454	8,429	8,389
Book value per common share	$12.78	$12.58	$12.60	$12.40	$12.21

Book value per common share	$12.78	$12.58	$12.60	$12.40	$12.21
Effect of intangible assets	(2.12)	(2.14)	(2.14)	(2.15)	(2.16)
Tangible book value per common share	$10.66	$10.44	$10.46	$10.25	$10.05

Return on average assets	1.04%	0.13%	0.89%	0.87%	0.76%
Effect of average intangible assets	0.02%	-	0.02%	0.01%	0.01%
Return on average tangible assets	1.06%	0.13%	0.91%	0.88%	0.77%

Return on average equity	10.08%	1.24%	8.39%	8.26%	7.18%
Effect of average intangible assets	2.04%	0.25%	1.74%	1.75%	1.56%
Return on average tangible equity	12.12%	1.49%	10.13%	10.01%	8.74%